SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 30, 2000
                                (Date of report)


                              ENEXI HOLDINGS, INC.


Delaware                            000-26651                          650884085
(State of Incorporation)   (Commission File Number)               (IRS Employer ID)


             30 Corporate Park, Suite 455, Irvine, California 92677
                    (Address of principle executive offices)

                                 (949) 756-8181
                               (Telephone number)

ITEM 4.

Change in Registrant's Certifying Accountant

         On May 19, 2000, eNexi Holdings, Inc. ("eNexi" or the "Company") merged with Silver King Resources, Inc., a Delaware corporation ("Silver King"). Prior to the merger, Cogen Sklar LLP ("Cogen Sklar") was Silver King's principal independent auditor and Mendoza, Berger and Company LLC ("MBC") was eNexi's principal independent auditor. Upon consummation of the merger, eNexi and Cogen Sklar mutually agreed to terminate their business relationship. The agreement to terminate the business relationship was determined to be final and effective as of August 30, 2000. Accordingly, MBC continues as eNexi's principal independent auditors. The Company's independent Audit Committee and Board of Directors unanimously approved decision.

         During the time that Cogen Sklar was Silver King's principal independent auditor, Cogen Sklar never issued a report on the financial statements of Silver King which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. However, during that period Cogen Sklar did issue a report including a paragraph describing uncertainties regarding Silver King's ability to continue as a going concern. Furthermore, during the time that Cogen Sklar was Silver King's principal accountants, there were no disagreements with Cogen Sklar within the meaning of Instruction 4 to Item 304 of Regulation S-K under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cogen Sklar, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.


ITEM 7. Exhibits:

o Letter from Cogen Sklar LLP, dated August 30, 2000 regarding the change in certified accountants.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                     eNexi Holdings, Inc.
                                                     (Registrant)


Dated:  August 31, 2000
                                                     /s/Larry Mayle
                                                    By: Larry Mayle
                                                        Chief Executive Officer,
                                                        Secretary & Co-Chairman

Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K for eNexi Holdings, Inc. dated August 30, 2000.



                              /s/ Cogen Sklar LLP
                                  COGEN SKLAR LLP

Bala Cynwyd, Pennsylvania
August 30, 2000